UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

SportsTek Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40062	85-4265519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 S. Utica Place, Suite 450
Tulsa, OK 74114
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (918) 957-1086

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SPTKU	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the units	SPTK	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPTKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 27, 2022, SportsTek Acquisition Corp. filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment to Form 8-K supplements the Original Form 8-K with information provided by the Continental Stock Transfer and Trust Company including the final amount being redeemed from the Company’s trust account and the per-share redemption price. Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 20, 2022, SportsTek Acquisition Corp., a Delaware corporation (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to extend (the “Extension”) the date by which the Company must consummate its initial business combination from February 19, 2022 to August 19, 2022, or such earlier date as determined by the Company’s board of directors (the “Board”) (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
14,093,987	92,697	200	0

The Company’s stockholders also approved the proposed ratification of the selection by the audit committee of the Board of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Ratification Proposal”).

The final voting results for the Auditor Ratification Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
14,171,601	27	15,256	0

Stockholders holding 16,569,658 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account for approximately $166.9 million ($10.07 per share).

Item 8.01.	Other Events.

As previously disclosed, on October 14, 2022, the Company entered into a non-binding letter of intent, as amended on each of October 13, 2022, November 9, 2022, and December 9, 2022 (the “LOI”) with Metavisio (d/b/a Thomson Computing) (“Metavisio”), a French company specializing in building, marketing, and selling laptops, whose securities are listed on Euronext Growth in Paris, with respect to a proposed business combination transaction. On December 23, 2022, the Company and Metavisio mutually terminated the LOI.

The Board has elected to abandon and not implement the Extension, because despite significant efforts to identify and complete an initial business combination, the Board does not believe that the Company will be able to complete an initial business combination on favorable terms even with the Extension. In making its decision, the Board has carefully considered the costs, benefits, and risks of prolonging the Company’s life, including the current adverse market conditions and increased regulatory uncertainty around SPACs.

As a result, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation and will redeem all of the shares of outstanding common stock that were included in the units issued in its initial public offering (the “Public Shares”).

As of the close of business on December 27, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. As a result, approximately $173,590,611.93 (approximately $10.06 per share) had been removed from the Company’s trust account to pay holders of the Public Shares.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to immediately liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed on or around December 27, 2022.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

On December 23, 2022, the Company issued a press release announcing (1) the mutual termination of the LOI by the Company and Metavisio, and (2) that the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1*	Press Release, dated December 23, 2022

* Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed on December 27, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2022

SportsTek Acquisition Corp.

	By:	/s/ Timothy W. Clark
		Name:	Timothy W. Clark
		Title:	Chief Financial Officer and Chief Operating Officer